Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Iconic Brands, Inc. for the quarter ending June 30, 2009, I, William Blacker, Principal Financial Officer of Iconic Brands, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending June 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Iconic Brands, Inc.

Date: August 19, 2009

Inconic Brands, Inc.

/s/ William Blacker
William Blacker Principal Financial Officer